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                                                                    EXHIBIT 23.2

                         [LETTERHEAD OF MOORE STEPHENS]

Our Reference: 85/25725

                              Date: 18 January 2000

Flextronics International Limited,
2241 Fortune Drive,
San Jose,
CA 95131,
USA.

FLEXTRONICS INTERNATIONAL LTD.
FORM S-3

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

/s/ Moore Stephens

Moore Stephens